UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 22, 2007
MATRIXX INITIATIVES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31404	87-0482806

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4742 N. 24th Street, Suite 455, Phoenix, Arizona 85016
(Address of principal executive offices)
(602) 385-8888
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
SIGNATURES
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3
Exhibit 99.4
Exhibit 99.5

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 22, 2007, Michael Voevodsky resigned from his position as Vice President of Marketing of Matrixx Initiatives, Inc. (the “Company”), effective January 31, 2007 (the “Effective Date”).
     In connection with his resignation, the Company and Mr. Voevodsky entered into a severance agreement (the “Severance Agreement”), that provides for a six-month severance payment in the amount of $95,500, less all lawfully required withholdings; the Company’s payment for a period of six months of Mr. Voevodsky’s health insurance and outplacement expenses; and allows for exercise of his outstanding stock options for 90 calendar days after the Effective Date. In addition, if, between February 1, 2007 and August 1, 2007, the Company experiences a change in control, Mr. Voevodsky will receive an additional severance payment of $95,500 and a payment equal to the average of his incentive bonuses for fiscal 2005 and 2006.

Item 8.01	Other Events.
     Product Liability Litigation Update
     Company Statement. As previously reported, numerous lawsuits have been filed against the Company alleging that our Zicam Cold Remedy nasal gel product has caused the permanent loss or diminishment of the sense of smell or smell and taste. See “Legal Proceedings — Product Liability Matters” in Note 7 of Notes to Condensed Consolidated Financial Statements in the Company’s Report on Form 10-Q for the fiscal quarter ended September 30, 2007. We believe these allegations are scientifically unfounded and misleading and we continue to vigorously defend the lawsuits that have been filed against us. On January 25, 2007, we issued a statement (the “Company Statement”) regarding the ongoing confusion about the use of intranasal zinc gluconate and anecdotal reports of loss of smell. A copy of the Company Statement is attached to this Report on Form 8-K as Exhibit 99.1.
     Recent Court Rulings. Federal law and the law of many states requires that the testimony of a scientific or medical expert witness be reliable and based on valid scientific data and analysis before it can be allowed into evidence. To date, the Company has submitted motions in eight federal lawsuits against the Company challenging the reliability and admissibility of the testimony of expert witnesses who claim that Zicam is capable of causing or has caused smell and taste loss. To date, the courts have ruled on four of the eight motions. Each court has ruled that the testimony of the experts lacks reliability and a sufficient scientific basis for admission into evidence. The four cases in which orders have been granted are: Hans, et al. vs. Matrixx Initiatives, Inc., et al., filed September 13, 2004, in the United States District Court for the Western District of Kentucky; Sutherland v. Matrixx Initiatives, Inc., et al., filed December 18, 2003, in the United States District Court for the Northern District of Alabama, Middle Division;

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Benkwith et al. v. Matrixx Initiatives, Inc., et al., filed May 3, 2004, in the United States District Court for the Northern District of Alabama, Middle Division; and O’Hanlon, et al. v. Matrixx Initiatives, Inc., et al., filed October 29, 2004, in the United States District Court for the Central District of California.
     In Sutherland, Benkwith, and O’Hanlon, the courts dismissed the case simultaneously with their ruling to exclude the expert testimony; in Hans, a motion for dismissal is pending. Exclusive of Hans, there remain 16 federal lawsuits pending against the Company. Of the 16, three have been settled for immaterial amounts and are expected to be dismissed in the near future and four are awaiting rulings on the motions referenced above challenging the reliability and admissibility of expert witness testimony.
     Copies of the four court orders are attached to this Report on Form 8-K as Exhibits 99.2, 99.3, 99.4, and 99.5.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2007

MATRIXX INITIATIVES, INC.

	By:	/s/ William J. Hemelt

William J. Hemelt Executive Vice President, Chief Financial Officer and Treasurer

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